CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in Post-Effective Amendment No. 60 under the Securities Act of 1933 and Amendment No. 39 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, Nos. 2-29502 and 811-1677) and related Prospectus and Statement of Additional Information of John Hancock Capital Series and to the incorporation by reference therein of our report dated August 2, 2001, with respect to the financial statements and financial highlights of US Global Leaders Growth Fund, included in the Annual Report for the year ended June 30, 2001, filed with the Securities and Exchange Commission.



                                              /s/ERNST & YOUNG LLP
                                              --------------------


Los Angeles, California
February 27, 2002